Exhibit 10.1
Amendment Number 3 to
Securities Purchase Agreement
This Amendment Number 3 to Securities Purchase Agreement, dated January 20, 2010 (the “Amendment”), is by and between Image Entertainment, Inc., a Delaware corporation (the “Company”), JH Partners, LLC, as the Investor Representative, and the several Investors listed on Schedule 1 to the Securities Purchase Agreement dated December 21, 2009, as amended December 24, 2009 and December 30, 2009 (the “Purchase Agreement”).
WHEREAS, the parties wish to amend the Purchase Agreement to reduce the number of shares subject to the Additional Purchase Right.
NOW THEREFORE, the parties hereto agree as follows:
1. Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.
2. Section 2.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:
2.2 Additional Purchase Right. Following the Initial Closing, the Investors shall have the right to purchase (the “Additional Purchase Right”), up to an additional 7,400 shares of Series B Preferred (the “Additional Series B Preferred Shares”) and 66,163.4 shares of Series C Preferred (the “Additional Series C Preferred Shares,” and together with the Additional Series B Preferred Shares, the “Additional Preferred Shares”) in the same proportions as the Initial Closing for an aggregate purchase price of up to $7,400,000 in cash (the “Additional Shares Purchase Price”) to be paid to the Company on one or more Subsequent Closing Dates if, and only if, the Investors exercise the Additional Purchase Right. The Initial Closing Preferred Shares and the Additional Preferred Shares are collectively referred to herein as the “Preferred Shares.”
On and after the date hereof, each reference in the Purchase Agreement to the “Agreement” shall mean the Purchase Agreement as amended hereby. Except as specifically amended above, the Purchase Agreement shall remain in full force and effect is hereby ratified and confirmed.

IMAGE ENTERTAINMENT, INC.
By:	/s/ JOHN P. AVAGLIANO
	Name:	John P. Avagliano
	Title:	COO/CFO

JH PARTNERS, LLC, as the Investor Representative
By:	/s/ JOHN HANSEN
	Name:	John Hansen
Title: